Exhibit 3.2
                                                            -----------

                                    BYLAWS OF

                         COUSINS PROPERTIES INCORPORATED

                     [Amended and Restated as of November 30, 1989, as Further
              Amended by the Shareholders on April 30, 1990, and as
                             Further Amended by the
                         Shareholders on April 29, 1993]

                                   Article I.

                                  SHAREHOLDERS
                                  ------------

        Section 1.  Annual Meeting. The annual meeting of the shareholders for
                    --------------
the election of Directors and for the transaction of Such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 2:00 P.M. on the last day in April of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

        Section 2.  Special Meeting; Call and Notice of Meetings. Special
                    --------------------------------------------
meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or upon written request of the holders of at least twenty-five per cent (25%) of the outstanding common stock. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Written notice of each meeting of shareholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than sixty
(60) days prior to such meeting unless such shareholder waives notice of the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which (i) an amendment to the Articles of Incorporation; (ii) a share exchange; (iii) a sale of all or substantially all of the Corporation's assets; or (iv) any other action which would entitle shareholders of the Corporation to dissent is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information.

        Notice of any meeting may be given by the President, the Secretary, Assistant Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

        Section 3.  Quorum; Required Shareholder Vote. A quorum for the
                    ---------------------------------
transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of shares represented at such meeting, until a quorum is present. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, except in the election of directors, which shall be by a plurality of votes cast, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

        Section 4.  Proxies. A shareholder may vote either in person or by a
                    -------
proxy which he has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

        Section 5.  Action of Shareholders Without Meeting. Any action required
                    --------------------------------------
to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

                                   Article II.

                                    DIRECTORS
                                    ---------

        Section 1.  Power of Directors. The Board of Directors shall manage the
                    ------------------
business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these Bylaws.

        Section 2.  Composition of the Board. The Board of Directors of the
                    ------------------------
Corporation shall consist of not less than three (3) nor more than twelve (12) natural persons of the age of eighteen years or over but, if at least a majority of the outstanding shares of capital stock of the Corporation having the power to vote for the election of directors is owned of record by one shareholder, the Board of Directors may consist of only one director. The exact number of Directors within the specified minimum and maximum shall be fixed by resolution of the Directors from time to time or by resolution of the shareholders from time to time. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall fix the number of directors and elect the directors, who shall serve until their successors are elected and qualified; provided that the shareholders may, if the votes cast favoring the action exceed the votes cast opposing the action, increase or reduce the number of directors by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual Director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

        Section 3.  Meetings of the Board; Notice of Meetings; Waiver of Notice.
                    -----------------------------------------------------------
The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President or by any two Directors, and notice of the date, time and place of such meetings shall be given to each Director at least two (2) days before the meeting. Any Director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

        Section 4.  Quorum; Vote Requirement. A majority of the number of
                    ------------------------
directors last fixed by the shareholders shall constitute a quorum for the transaction of business at any meeting. In no case shall less than two directors constitute a quorum, except that when aboard consists of only one director as authorized in Article II, Section 2 hereof, then one director shall constitute a quorum. When a quorum is present, the vote of a majority of the directors present and voting shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

        Section 5.  Action of Board Without Meeting. Any action required or
                    -------------------------------
permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

        Section 6.  Committees. The Board of Directors, by resolution adopted by
                    ----------
a majority of all of the Directors, may designate from among its members an Executive Committee, and/or other committees (which may include, by way of example and not as a limitation, a Compensation Committee, an Audit Committee, and a Nominating and Board Structure Committee), each composed of at least one
(1) Director who shall elect from among themselves a committee chairman, unless such chairman has been appointed by the full Board of Directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors to (1) approve or propose to shareholders action which requires the approval of the shareholders of the Corporation, (2) fill vacancies on the Board of Directors or on any of its committees, (3) amend the Articles of Incorporation pursuant to
Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal the Bylaws of the Corporation, or (5) approve a plan of merger not requiring shareholder approval.

        Section 7.  Vacancies. A vacancy occurring in the Board of Directors may
                    ---------
be filled by the shareholders or by the Board of Directors or, if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote or a majority of the remaining Directors, or by the sole remaining Director, as the case may be. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office, or if such vacancy occurs by reason of an amendment to these Bylaws increasing the number of directors, until the next election of directors by the shareholders and the election and qualification of the successor.

        Section 8.  Telephone Conference Meetings. Unless the Articles of
                    -----------------------------
Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

        Section 9.  Fees and Expenses.  A fee and reimbursement for expenses for
                    -----------------
attendance at meetings of the Board of Directors or any committee thereof may be fixed by resolution of the Board of Directors.

                                  Article III.

                                    OFFICERS
                                    --------

        Section 1.  Executive Structure of the Corporation. The officers of the
                    --------------------------------------
Corporation shall consist of a Chairman of the Board of Directors, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which he has been elected or appointed and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any two or more offices may be held by the same person. The Board of Directors may designate one or more Executive or Senior Vice Presidents and may designate the order in which they and other Vice Presidents may act.

        Section 2.  Chairman of the Board of Directors. The Chairman of the
                    ----------------------------------
Board of Directors shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. He shall preside at all meetings of the shareholders.

        Section 3.  President. The President shall be in charge of the
                    ---------
day-to-day affairs of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board of Directors. He shall preside at all meetings of the shareholders in the absence of the Chairman of the Board of Directors and shall act in the case of absence or disability of the Chairman of the Board of Directors.

        Section 4.  Executive Vice President.  The Executive Vice President
                    ------------------------
shall act in the case of absence or disability of the President.

        Section 5.  Secretary.  The Secretary and one or more Assistant
                    ---------
Secretaries shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, and shall have custody of the seal of the Corporation.

        Section 6.  Treasurer. The Treasurer shall be responsible for the
                    ---------
maintenance of proper financial books and records of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular records of accounts and balance the same each month. He shall sign such instruments as require his signature.

        Section 7.  Other Duties and Authority. Each officer, employee and agent
                    --------------------------
of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chairman of the Board of Directors.

        Section 8.  Removal of Officers. Any officer may be removed at any time
                    -------------------
by the Board of Directors and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

        Section 9.  Compensation. The salaries of the officers shall be fixed
                    ------------
from time to time by the Compensation Committee of the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   Article IV.

                                      STOCK
                                      -----

        Section 1.  Stock Certificates. The shares of stock of the Corporation
                    ------------------
shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the Chairman of the Board of Directors, the President, the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid.

        A facsimile of the seal of the Corporation may be used in connection with the share certificates of the Corporation. Facsimile signatures of the officers named in this Section may be used in connection with said certificates if the certificate is countersigned, either manually or by facsimile, by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.

        Section 2.  Transfer of Stock. Shares of stock of the Corporation shall
                    -----------------
be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate or as may be required by any transfer agent or registrar designated by the Board of Directors.

        Section 3.  Transfer Agents and Registrars. The Board of Directors may,
                    ------------------------------
in its discretion, appoint responsible banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of stock of the Corporation; and, upon such appointments being made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

        Section 4.  Registered Shareholders.  The Corporation may deem and treat
                    -----------------------
the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

        Section 5.  Record Date. For the purpose of determining shareholders
                    -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                                   Article V.

                        DEPOSITORIES, SIGNATURES AND SEAL

        Section 1.  Depositories. All funds of the Corporation shall be
                    ------------
deposited in the name of the Corporation in such bank, banks, other financial institutions or depositories as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders upon appropriate direction on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

        Section 2.  Contracts and Deeds. All contracts, deeds and other
                    -------------------
instruments shall be signed on behalf of the Corporation by the Chairman of the Board of Directors or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

        Section 3.  Seal.  The seal of the Corporation shall be as follows:
                    ----
                    The seal may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   Article VI.

                                    INDEMNITY
                                    ---------

        (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the (right of the Corporation), by reason of the fact that he is or was a Director of the Corporation or who while a Director of the Corporation was serving at the Corporation's request as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, that a Director of the Corporation shall not be so indemnified for such judgments, fines, amounts paid in settlement or expenses incurred in any such proceeding in which the Director is adjudged liable to the Corporation: (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability for unlawful distributions and dividends as set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the Director derives an improper personal benefit. Expenses incurred by any Director indemnified hereunder in defending any such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of the written affirmation of such Director's good faith belief that he has met the standards of conduct required hereunder.

        (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the corporation), by reason of the fact that he is or was an officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted from time to time by, and in the manner provided from time to time by, the Georgia Business Corporation Code. Expenses incurred by any person who may be indemnified hereunder in defending any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

        (c) Upon receipt of a claim for indemnification hereunder, the Corporation shall cause a determination to be made in accordance with applicable law and this Bylaw as to whether the claimant has met the applicable standard of conduct, and the Corporation shall pay the claim to the extent that the determination is favorable to the person making the claim. Each person who shall act as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI, and this Article VI constitutes a contract between the Corporation and each of the persons from time to time entitled to indemnification hereunder that may not be modified without the consent of such persons as to occurrences prior to notice to such persons of such modification.

                                  Article VII.

                               AMENDMENT OF BYLAWS
                               -------------------

        The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then in office. Action by the shareholders with respect to the Bylaws shall be taken if the votes cast in favor of the action exceed the votes cast opposing the action.